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                                  EXHIBIT "A"


                            SPLITROCK SERVICES, INC.

                             SUBSCRIPTION AGREEMENT


     By execution of this Subscription Agreement (the "Subscription Agreement"), the undersigned subscriber ("Subscriber") hereby offers to become a shareholder of Splitrock Services, Inc., a Texas corporation (the "Company"), subject to the terms and conditions stated herein. In connection therewith, Subscriber makes the representations contained herein.

     A. Subscription and Investment. Subscriber hereby subscribes for and agreed to purchase 5,000,000 shares of common stock ("Shares") in the Company at a price of $0.625 U.S. per Share.

     B. Acceptance of Subscription. The Company agrees that if Subscriber complies in full with the terms of this subscription, Company shall accept this subscription by execution below.

     C. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company, its agents and employees as follows:

          (i) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and the suitability of the Shares as an investment for it.

          (ii) It is an Accredited Investor, as defined in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act").

          (iii) The Shares for which it hereby subscribes will be acquired for investment and not with the view toward resale or redistribution in violation of applicable state and federal securities laws and regulations.

          (iv) It has received no representations or warranties from the Company, or its employees or agents, as to the viability of the Company's operations or its capitalization other than the fact that the Company has entered into contracts with Prodigy Services Corporation ("Transaction Documents"). As an affiliate of Prodigy Services, the undersigned has had access to the Transaction Documents and is knowledgeable about the terms and conditions of the Transaction Documents. The undersigned acknowledges that Prodigy Services Corporation represents the most significant source of income for the Company.

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          (v)       It is able to bear the economic risk of the investment in
                    the Shares and it has sufficient net worth to sustain a loss of the entire investment in the Company without economic hardship if such a loss should occur.

          (vi) It confirms that all documents, records and books pertaining to its proposed investment in the Company which it has requested have been made available to it.

          (vii) It has had an opportunity to ask questions of and receive satisfactory answers from William R. Wilson, Kwok Li, the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of Subscriber.

          (viii) Subscriber represents that it has made other investments of a similar nature and, by reason of its business and financial experience and of the business and financial experience of those persons it has retained to advise it with respect to its investment in the Company, has acquired the capacity to protect its own interest in investments of this nature.

          (ix) Its representatives have visited with Kwok Li regarding the technical aspects of the proposed operations of the Company.

          (x) It acknowledges that the Company has been capitalized as of the date of this Subscription Agreement, and prior to acceptance of this Subscription Agreement, with $30,500,000
                    U. S. at a price of $0.625 U. S. per Share for 28,800,000 Shares, including 20,000,000 shares previously issued to Subscriber and subject to the provisions of (xi) below with regard to transactions subsequent to the date of transmittal of this document. In addition, Kwok Li and William R. Wilson received an aggregate of 28,000,000 Shares for their contribution of services to the organization of the Company and their negotiation of the transaction with Prodigy Services Corporation. Assuming the issuance of all Shares pursuant to the Company's Incentive Share Plan and acquisition and exercise by Subscriber of the option granted to it to acquire an additional 5,000,000 shares pursuant to Subscription Agreement, Exhibit "A" attached hereto, the ownership and capitalization of the Company would be as follows:

                                                Number of
     Shareholder                                  Shares            % Ownership*
     -----------                                ---------           ------------

     William R. Wilson                          17,000,000               16.70
     Kwok Li                                    11,000,000               10.81
     Linsang Partners L.L.C.                    28,000,000               27.50
     Shares allocated to Incentive Share Plan   20,000,000               19.65
     Roy Wilkens                                   800,000                0.79
     Carso Global                               20,000,000               19.65
     Carso Global (Exhibit "A" option)           5,000,000                4.91
                                               -----------              ------
                            Total:             101,800,000              100.00

     * rounded up to nearest integer


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          (xi)      It acknowledges that the Board of Directors of the Company may issue additional Shares for such consideration as the Board of Directors deems adequate. The Shares do not have preemptive rights; therefore, in the event of such issuances, the Subscriber's percentage ownership in the Company as stated above would be diluted.

     D. Indemnification. Subscriber acknowledges that it understands the meaning and legal consequences of the representations and warranties in paragraph C hereof, and it hereby agrees to indemnify and hold harmless the Company, each shareholder thereof and their respective officers, directors, shareholders, agents and employees from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgement or agreement made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to Subscriber under federal or state securities laws. The representations and warranties set forth herein shall survive the date upon which the Subscriber is admitted as a shareholder of the Company.

     E. Limitation on Transfer of Shares. Subscriber acknowledges that it is aware that there are substantial restrictions on the transferability of the Shares. Since the Shares will not be, and Subscriber has no right to require that they be, registered under the 1933 Act, as amended, or any other securities laws of any jurisdiction (collectively, the "Acts"), the Shares may not be, and Subscriber agrees that they shall not be, sold, transferred, pledged or hypothecated unless such sale is exempt from registration under the Acts. Subscriber further acknowledges that the Shares may not be sold and the purchaser substituted as a shareholder in the Company without the express consent of the Company. Subscriber also acknowledges that it shall be responsible for compliance with all conditions on transfer imposed by any blue sky or securities law administrator and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer.

     F. Compliance with Regulation D. Subscriber understands and agrees that the following restrictions and limitations are applicable to its purchase and resale, pledge, hypothecation or other transfer of the Shares pursued to Regulation D under the 1933 Act, as amended:

          (i) Subscriber agrees that the Shares shall not be sold, pledged, hypothecated or otherwise transferred unless either: (1) the Shares are registered under the 1933 Act, as amended, and applicable state securities law; or, (2) the sale of the Shares is exempt thereon;

          (ii) a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Shares is substantially the following form:

          THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON REGISTRATION, OR UPON DELIVERY TO THE COMPANY OF ANY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR SUBMISSION TO THE COMPANY OF




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          SUCH EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT
          ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

     G.   The following exhibits are attached hereto:

          1.   Articles of Incorporation, as amended.

          2.   Bylaws of the Company.

     ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE COMPANY WILL NOT CONSIDER THIS SUBSCRIPTION OFFERED TO COMPANY ON A TIMELY BASIS AND COMPANY WILL NOT CONSIDER THIS SUBSCRIPTION FOR ACCEPTANCE IF IT IS NOT RETURNED FULLY COMPLETED AND SIGNED BY THE SUBSCRIBER AND COMPANY HAS NOT BEEN PAID BY SUBSCRIBER IN FULL IN THE AMOUNT OF $3,125,000 U.S. IN GOOD FUNDS TO
THE CREDIT OF COMPANY ON OR BEFORE NOON C.D.T., SEPTEMBER 18, 1998.

THIS DOCUMENT WAS ATTACHED AS EXHIBIT "A" TO SUBSCRIPTION AGREEMENT SENT BY COMPANY TO SUBSCRIBER ON SEPTEMBER 11, 1997.






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                            SPLITROCK SERVICES, INC.

                     SUBSCRIPTION AGREEMENT EXECUTION PAGE

If you are subject to backup withholding, please check this box:

     Subscriber, as required by Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Federal employer identification number provided below is correct and (2) Subscriber is not subject to backup withholding (unless the Backup Withholding Statement blank above is checked) either because it has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified him that it is no longer subject to backup withholding. Executed as of the date set forth below.


                        ORIENT STAR, A SUBSIDIARY OF CARSO GLOBAL
                          TELECOM, S.A. DE C.V., which owns a majority interest in Orient Star.

Date:                   By:
       -----------         --------------------------------------------------

                        Name Typed of Printed: ------------------------------

                        Title:-----------------------------------------------

                        -----------------------------------------------------
                        Subscriber's Federal Employer Identification Number

Number of Shares: 5,000,000
Capital Contribution ($0.625 U. S. per share): $3,125,000 U. S.

     ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE COMPANY WILL NOT CONSIDER THIS SUBSCRIPTION OFFERED TO COMPANY ON A TIMELY BASIS AND COMPANY WILL NOT CONSIDER IT FOR ACCEPTANCE IF IT IS NOT RETURNED FULLY COMPLETED AND SIGNED BY THE SUBSCRIBER AND COMPANY HAS NOT BEEN PAID IN FULL IN THE AMOUNT OF $3,125,000 U. S. IN GOOD FUNDS TO THE CREDIT OF COMPANY ON OR BEFORE NOON C.D.T., SEPTEMBER 18, 1998.

THIS DOCUMENT WAS ATTACHED AS EXHIBIT "A" TO SUBSCRIPTION AGREEMENT SENT BY COMPANY TO SUBSCRIBER ON SEPTEMBER 11, 1997.

     ACCEPTED AND AGREED TO as of this       day of             , 199 .


                                    SPLITROCK SERVICES, INC.

                                    By:
                                      --------------------------------
                                      William R. Wilson, President



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